Exhibit 99.2

May 8, 2016

STRICTLY CONFIDENTIAL

MannKind Corporation

25134 Rye Canyon Loop Suite 300

Valencia, CA 91355

Attn:	Matthew J. Pfeffer,
Chief Executive Officer and Chief Financial Officer

Dear Mr. Pfeffer:

This letter agreement (this “Agreement”) constitutes the agreement between Mannkind Corporation, a Delaware corporation (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”) that Wainwright shall serve as the exclusive agent, advisor or underwriter in any offering of common stock and/or warrants to purchase common stock of the Company (“Securities”) during the Term (as defined below) of this Agreement (each, an “Offering”). The terms of each Offering and the Securities issued in connection therewith shall be mutually agreed upon by the Company and Wainwright and nothing herein implies that Wainwright would have the power or authority to bind the Company and nothing herein implies that the Company shall have an obligation to issue any Securities. It is understood that Wainwright’s assistance in an Offering will be subject to the satisfactory completion of such investigation and inquiry into the affairs of the Company as Wainwright deems appropriate under the circumstances and to the receipt of all internal approvals of Wainwright in connection with the transaction. The Company expressly acknowledges and agrees that Wainwright’s involvement in an Offering is strictly on a reasonable best efforts basis and that the consummation of an Offering will be subject to, among other things, market conditions. The execution of this Agreement does not constitute a commitment by Wainwright to purchase the Securities and does not ensure a successful Offering of the Securities or the success of Wainwright with respect to securing any other financing on behalf of the Company. Wainwright may retain other brokers, dealers, agents or underwriters on its behalf in connection with an Offering.

A. Compensation; Reimbursement. At the closing of each Offering (each, a “Closing”), the Company shall compensate Wainwright as follows:

1. Cash Fee. The Company shall pay to Wainwright a cash fee, or as to an underwritten Offering an underwriter discount, equal to 5% of the aggregate gross proceeds raised in each Offering. For clarity, the Company will not be obligated to pay Wainwright any cash fee (or any other fee) on any proceeds received by the Company from the exercise of any warrants or options sold in any Offering.

2. Expense Allowance. Out of the proceeds of the first Closing, the Company also agrees to pay Wainwright a non-accountable expense allowance of $50,000 (provided, however, that such reimbursement amount in no way limits or impairs the indemnification and contribution provisions of this Agreement).

3. Tail Fee. Wainwright shall be entitled to compensation under clause (1) hereunder, calculated in the manner set forth therein, with respect to any public or private offering of equity securities of the Company (excluding debt securities, even if convertible into equity securities) (“Tail Financing”) to the extent that such financing or capital is provided to the Company by investors whom Wainwright had contacted prior to the public announcement of any Offering and in any event during the

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Member: FINRA/SIPC

Term with respect to purchasing the Securities, or introduced, directly or indirectly, to the Company prior to the public announcement of any Offering and in any event during Term, if such Tail Financing is consummated at any time within the 6-month period following the expiration or termination of the Term. Notwithstanding the foregoing in this Section A.3, no Tail Financing fee shall be owed to the extent the investors in such Tail Financing are existing securityholders of the Company, including, without limitation, the investors listed on Exhibit A.

B. Term and Termination of Engagement; Exclusivity. The term of Wainwright’s exclusive engagement will begin on the date hereof and end 15 days after the date hereof (the “Term”). Notwithstanding anything to the contrary contained herein, the Company agrees that the provisions relating to the payment of fees, reimbursement of expenses, indemnification and contribution, confidentiality, conflicts, independent contractor and waiver of the right to trial by jury will survive any termination of this Agreement.

C. Information; Reliance. The Company shall furnish, or cause to be furnished, to Wainwright all information reasonably requested by Wainwright for the purpose of rendering services hereunder (all such information being the “Information”). In addition, the Company agrees to make available to Wainwright upon reasonable request from time to time the officers, directors, accountants, counsel and other advisors of the Company. The Company recognizes and confirms that Wainwright (a) will use and rely on the Information, including any documents provided to investors in each Offering (the “Offering Documents” which shall include any Purchase Agreements (as defined below)), and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; provided that Wainwright shall not provide to investors or potential investors any Offering Documents that have not been approved in advance by the Company for such use; (b) does not assume responsibility for the accuracy or completeness of the Offering Documents or the Information and such other information; and (c) will not make an appraisal of any of the assets or liabilities of the Company. Upon reasonable request, the Company will meet with Wainwright or its representatives to discuss all information relevant for disclosure in the Offering Documents and will cooperate in any investigation undertaken by Wainwright thereof, including any document included or incorporated by reference therein. At each Offering, at the reasonable request of Wainwright, the Company shall deliver such officer’s certificates in form and substance satisfactory to Wainwright and its counsel as is customary for such Offering. Wainwright shall be a third party beneficiary of any representations, warranties, covenants and closing conditions made by the Company in any Offering Documents, including representations, warranties, covenants and closing conditions made to any investor in an Offering.

D. Related Agreements. At each Offering, the Company shall enter into the following additional agreements:

1. Underwritten Offering. If an Offering is an underwritten Offering, the Company and Wainwright shall enter into a customary underwriting agreement in form and substance satisfactory to Wainwright and its counsel.

2. Best Efforts Offering. If an Offering is on a best efforts basis, the sale of Securities to the investors in the Offering will be evidenced by a purchase agreement (“Purchase Agreement”) between the Company and such investors in a form reasonably satisfactory to the Company and Wainwright. Prior to the signing of any Purchase Agreement, officers of the Company with responsibility for financial affairs will be available to answer inquiries from prospective investors.

3. Escrow and Settlement. In respect of each Offering, the Company and Wainwright shall enter into a mutually-acceptable escrow agreement with a third party escrow agent, which may also be Wainwright’s clearing agent, pursuant to which Wainwright’s compensation and expenses shall be paid from the gross proceeds of the Securities sold. If the Offering is settled in whole or in part via delivery versus payment (“DVP”), Wainwright shall arrange for its clearing agent to provide the funds to facilitate such settlement. The Company shall bear the cost of the escrow agent and shall reimburse Wainwright for up to $10,000 of the actual out of pocket cost of such clearing agent settlement and financing, if any.

4. FINRA Amendments. Notwithstanding anything herein to the contrary, in the event that Wainwright determines that any of the terms provided for hereunder shall not comply with a FINRA rule, including but not limited to FINRA Rule 5110, then the Company shall agree to amend this Agreement (or include such revisions in the final underwriting) in writing upon the request of Wainwright to comply with any such rules; provided that any such amendments shall not provide for terms that are less favorable to the Company.

E. Confidentiality.

1. Wainwright agrees to keep confidential and not disclose to any third party any confidential information of the Company made available to it by the Company or by others on the Company’s behalf and will use such confidential information only in connection with this engagement. The foregoing sentence notwithstanding, Wainwright may disclose the proposed offering of Securities to prospective investors and provide such prospective investors any Offering Documents that have been approved by the Company for such use; provided, however, that such prospective investors are subject to obligations to keep the existence of the potential Offering and any information contained in an Offering Document confidential prior to the Company’s public announcement of the Offering. Wainwright represents and warrants to the Company that it has not provided any information to a prospective investor prior to the Term that would have been a violation of this Section had it been in effect prior to such disclosure.

2. In the event of the consummation or public announcement of any Offering, Wainwright shall have the right to disclose its participation in such Offering, including, without limitation, the Offering at its cost of “tombstone” advertisements in financial and other newspapers and journals.

F. Indemnity.

1. In connection with the Company’s engagement of Wainwright as Offering agent, the Company hereby agrees to indemnify and hold harmless Wainwright and its affiliates, and the respective controlling persons, directors, officers, members, shareholders, agents and employees of any of the foregoing (collectively the “Indemnified Persons”), from and against any and all third party claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses incurred by any of them (including the reasonable fees and expenses of counsel), as incurred, (collectively a “Claim”), that are (A) related to or arise out of (i) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (ii) any actions taken or omitted to be taken by any Indemnified Person in connection with Wainwright performing its obligations under this engagement, or (B) otherwise relate to or arise out of Wainwright’s activities on the Company’s behalf under Wainwright’s engagement, and the Company shall reimburse any Indemnified Person for all expenses (including the reasonable fees and expenses of counsel) as incurred by such Indemnified Person in connection with investigating, preparing or defending any such claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim that is finally judicially determined to have resulted from the gross negligence or willful misconduct of any Indemnified Person. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Wainwright except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct or breach of this Agreement.

2. The Company further agrees that it will not, without the prior written consent of Wainwright, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

3. Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure materially impairs the Company’s ability to defend against the Claim. If the Company so elects, the Company may assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or that there may be legal defenses available to an Indemnified Person different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it with respect to such conflicted matter or different legal defenses and the Company shall pay the reasonable fees and expenses of such counsel. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

4. The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Wainwright is the Indemnified Person), the Company and Wainwright shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Wainwright on the other, in connection with Wainwright’s engagement referred to above, subject to the limitation that in no event shall the amount of Wainwright’s contribution to such Claim exceed the amount of fees actually received by Wainwright from the Company pursuant to Wainwright’s engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and Wainwright on the other, with respect to Wainwright’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company pursuant to the applicable Offering (whether or not consummated) for which Wainwright is engaged to render services bears to (b) the total fees paid or proposed to be paid to Wainwright in connection with such engagement (whether or not an Offering is consummated).

5. The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity and (b) shall be effective whether or not the Company is at fault in any way.

G. Limitation of Engagement to the Company. The Company acknowledges that Wainwright has been retained only by the Company, that Wainwright is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of Wainwright is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against Wainwright or any of its affiliates, or any of its or their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), employees or agents. Unless otherwise expressly agreed in writing by Wainwright, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of Wainwright, and no one other than the Company is intended to be a beneficiary of this Agreement. The Company acknowledges that any recommendation or advice, written or oral, given by Wainwright to the Company in connection with Wainwright’s engagement is intended solely for the benefit and use of the Company’s management and directors in considering a possible Offering, and any such recommendation or advice is not on behalf of, and shall not confer any rights or remedies upon, any other person or be used or relied upon for any other purpose. Wainwright shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by Wainwright.

H. Limitation of Wainwright’s Liability to the Company. Wainwright and the Company further agree that neither Wainwright nor any of its affiliates or any of its their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Wainwright and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Wainwright.

I. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes that arise under this Agreement, even after the termination of this Agreement, will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York. In the event any party is successful in any action, or suit against the any party, arising out of or relating to this Agreement, the successful party shall be entitled to have and recover from the unsuccessful party the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees. Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Wainwright and the Company.

J. Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or fax, if sent to Wainwright, to H. C. Wainwright & Co. LLC, at the address set forth on the first page hereof, e-mail: notices@hcwco.com, Attention: Head of Investment Banking, and if sent to the Company, to the address set forth on the first page hereof, fax number                      Attention: Chief Executive Officer. Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, and notices delivered by fax shall be deemed received as of the date and time printed thereon by the fax machine.

K. Conflicts. The Company acknowledges that Wainwright and its affiliates may have and may continue to have investment banking and other relationships with parties other than the Company pursuant to which Wainwright may acquire information of interest to the Company. Wainwright shall have no obligation to disclose such information to the Company or to use such information in connection with any contemplated transaction.

L. Anti-Money Laundering. To help the United States government fight the funding of terrorism and money laundering, the federal laws of the United States requires all financial institutions to obtain, verify and record information that identifies each person with whom they do business. This means we must ask you for certain identifying information, including a government-issued identification number (e.g., a U.S. taxpayer identification number) and such other information or documents that we consider appropriate to verify your identity, such as certified articles of incorporation, a government-issued business license, a partnership agreement or a trust instrument.

M. Miscellaneous. Each of the Company and Wainwright represents and warrants that it has all requisite power and authority to enter into and carry out the terms and provisions of this Agreement and the execution, delivery and performance of this Agreement does not breach or conflict with any agreement, document or instrument to which it is a party or bound. This Agreement shall not be modified or amended except in writing signed by Wainwright and the Company. This Agreement shall be binding upon and inure to the benefit of both Wainwright and the Company and their respective assigns, successors, and legal representatives. This Agreement constitutes the entire agreement of Wainwright and the Company with respect to this Offering and supersedes any prior agreements with respect to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

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In acknowledgment that the foregoing correctly sets forth the understanding reached by Wainwright and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding Agreement as of the date indicated above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By	/s/ Mark W. Viklund
Name: Mark W. Viklund
Title: Chief Executive Officer

Accepted and Agreed:

MANNKIND CORPORATION

By	/s/ Matthew J. Pfeffer
Name: Matthew J. Pfeffer
Title: Chief Executive Officer

Exhibit A

Deerfield Management, L.P. and affiliated funds

Tenor Capital Management Company, Inc. and affiliated funds